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                                                                    EXHIBIT 10.3

                                SECOND AMENDMENT
                                       TO
                             RISK SHARING AGREEMENT
                                 BY AND BETWEEN
                ALLEGHENY HEALTH, EDUCATION & RESEARCH FOUNDATION
                                       AND
                              COVENTRY CORPORATION
                          ON BEHALF OF MEMBER COMPANIES

THIS AGREEMENT is executed the 30th day of June 1997, by and between HealthAmerica Pennsylvania, Inc., a Pennsylvania corporation licensed to operate a health maintenance organization ("HealthAmerica"), Coventry Corporation, a Delaware corporation ("Coventry") for and on behalf of the Member Companies (as hereinafter defined) other than HealthAmerica, and Allegheny Health, Education and Research Foundation, a Pennsylvania nonprofit corporation ("AHERF").

WHEREAS, HealthAmerica and Coventry entered into a Risk Sharing Agreement with AHERF on March 31, 1997; and

WHEREAS, the parties to said Agreement desire to amend said Agreement to incorporate additional Coventry Corporation subsidiaries with service areas in both the state of Ohio and the state of West Virginia.

NOW, THEREFORE, in consideration of the mutual covenants, premises and undertakings herein and intending to be legally bound hereby, the parties agree as follows:

1. Section 1.17, DEFINITIONS, which defines "Member Company" shall be modified to read as follows:

                  "Member Company" shall mean HealthAmerica or any other direct or indirect subsidiary of Coventry that offers a program to cover individuals in the Commonwealth of Pennsylvania, the State of Ohio and the State of West Virginia, including HealthAmerica Pennsylvania, Inc., d/b/a HealthAssurance HMO ("HealthAssurance HMO"), relative to the State of Ohio and Coventry Health Plan of West Virginia, Inc. ("West Virginia HMO"), relative to the State of West Virginia, Coventry Health Care Management Corporation, d/b/a HealthAssurance ("HealthAssurance") and Coventry Health and Life Insurance Company ("CHL") relative to Pennsylvania, Ohio and West Virginia.

2.    Section 1.28 DEFINITIONS, shall be amended to read as follows:

                  "Western Region" shall be expanded to mean the following:
                  Pennsylvania counties: Allegheny, Washington, Greene, Somerset, Fayette, Westmoreland, Armstrong, Beaver, Butler and Indiana; the following Ohio counties: Belmont, Jefferson, Mahoning, Trumbull, Harrison, Carroll, Astabula and Columbiana, subject to receipt of any requisite regulatory approvals; the following West



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                 *CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND
                     FILED SEPARATELY WITH THE COMMISSION.


                  Virginia counties: Barbour, Brooke, Doddridge, Hancock, Harrison, Lewis Marion, Marshall, Monongalia, Ohio, Preston, Taylor, Upshur, and Wetzel.

3. Wherever HealthAmerica is mentioned in the Agreement, the Agreement shall be deemed to read as follows:

                  "HealthAmerica or Member Company".

4. Section 2.4.1., [_]* The foregoing terms shall be effective upon the later of: (1) the date such provider becomes an AHERF Affiliated Provider, or (ii) the date of this Agreement."

5.    Section 3.1.8, DUTIES OF AHERF, shall be revised to read as follows:

                  "HealthAmerica or Member Company, HCFA, NCQA and the Commonwealth of Pennsylvania, State of Ohio and State of West Virginia shall have the right to review AHERF's book and records pertaining to provision of services to Covered Individuals, including, but not limited to, quality improvement and utilization management programs, and all data on utilization of medical services and providers of those services pertaining to Covered Individuals. AHERF shall have the right to review HealthAmerica's and Member Company's books and records pertaining to its premium collection activities, coordination of benefits, subrogation, and claims payment activities, in each case to the extent pertaining to Covered Individuals and to the extent such functions have not been delegated to AHERF hereunder."




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6.   Section 3, DUTIES OF AHERF, shall be expanded, specifically for purposes of compliance with West Virginia Code Section 114-43-3, as it relates to West Virginia HMO, to add the following terms and conditions:

                  3.1.9 AHERF shall provide to West Virginia HMO regular written reports prepared on a West Virginia statutory accounting basis, at least quarterly, stating AHERF's current assets and identifying in the aggregate all payments made or owed to its providers in sufficient detail for West Virginia HMO and the Commissioner to determine if the payments are being made in a timely manner and which identify in the aggregate the reasonably estimated incurred but not reported health care costs. West Virginia HMO shall monitor said reports referred to in this Section 3.1.9.

                  3.1.10 AHERF shall permit West Virginia HMO and the Commissioner, both singularly and jointly, upon reasonable prior notice, to audit, inspect and copy its books, records, and other evidence of its operations which are, in the discretion of West Virginia HMO or the Commissioner, relevant to AHERF's obligations under the Agreement for the purpose of determining its compliance with all requirements legally mandated by statute, rule or the Agreement. Any review is subject to any confidentiality requirements imposed by State or Federal law.


7. Section 4.2.1.3, HEALTHAMERICA OR MEMBER COMPANY OVERSIGHT, shall be amended to read as follows:

                  "The parties understand and agree that pursuant to state requirements regarding integrated delivery systems and NCQA, a Member Company is required to retain oversight of the Delegated Functions. A Member Company shall not be required to delegate a Delegated Function hereunder unless and until the Member Company and AHERF mutually agree to the frequency and content of periodic reports to be provided by AHERF to the Member Company in order to assist HealthAmerica in performing its oversight duties hereunder. A Member Company shall conduct an annual on-site audit of AHERF to ensure compliance with HealthAmerica's, or Member Company's Pennsylvania's, Ohio's or West Virginia's as appropriate, and NCQA standards."


8. Section 4.2.1.4, STANDARD OF PERFORMANCE, shall be revised to read as follows:

                  "All Delegated Functions shall be performed in accordance with standards satisfactory to the Member Company, which standards shall be no less than the standards required by NCQA, the Pennsylvania Department of Health ("DOH") or the Pennsylvania Insurance Department ("DOI"), including, without limitation, the requirements set forth in the DOH's Statement of Policy and the DOI's Statement of Policy, each as amended from time to time, respectively set forth at 28 Pa. Code '9.401 et seq. and 31 Pa. Code '301.301 et seq. (collectively the "Statement of Policy"); the State of Ohio


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                  and the State of West Virginia, including the requirements set forth in West Virginia Code Section 114-43 et. seq. Further, all Delegated Functions shall be subject to performance monitoring by the Member Company and the DOH, the State of Ohio, and the State of West Virginia and is subject to independent validation by the Member Company, DOH, the State of Ohio and the State of West Virginia and an independent quality review/assessment approved by the DOH, the State of Ohio and the State of West Virginia. HealthAmerica or Member Company may elect to rescind any delegated duties if, in HealthAmerica's or Member Company's sole opinion, AHERF's performance of such functions may jeopardize either the health or safety of HealthAmerica's or Member Company's members, or HealthAmerica's or Member Company's compliance with applicable regulations or other certification requirements."

9.    Section 4.2.3, ACCESS TO RECORDS, shall be amended to read as follows:

                  "AHERF shall provide, and cause practitioners and providers to provide, any Member Company, DOH, the State of Ohio, and the State of West Virginia and an independent review/assessment organization with access to medical and other records concerning the provision of Covered Services to Covered Individuals by and through AHERF and AHERF Providers."


10.   Section 5.9, NO BALANCE BILLING, shall be amended to read as follows:

                  "AHERF hereby agrees that in no event, including but not limited to, non-payment by a Member Company, a Member Company insolvency or breach of the Agreement, shall AHERF bill, charge or collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against, Covered Individuals or persons other than a Member Company acting on their behalf for Covered Services. This Section shall not prohibit collection of Copayments, Coinsurance, Deductibles or Financial Penalties made in accordance with the terms of the applicable Covered Individual's contract with a Member Company nor billing for non-Covered Service for which Covered Individuals have had prior notification and approved.

                  "AHERF further agrees that: (i) the no balance billing provision herein shall survive the termination of the Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Covered Individuals; and (ii) this no balance billing provision supersedes any oral or written contrary Agreement now existing or hereafter entered between AHERF and a Covered Individual or a person acting on his/her behalf.

                  "Any modification, addition or deletion to the provisions of this Section shall become effective on a date no earlier that sixty (60) days after the Pennsylvania Secretary of Health and the requisite governmental body of the State of Ohio and the State of West Virginia, have received written notice of such proposed change."


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11.   Section 17, NOTICES, shall be amended to include the following additional companies:

                  HealthAmerica Pennsylvania, Inc. d/b/a/ HealthAssurance HMO 2601 Market Place
                  Harrisburg, PA  17110-9339

                  and

                  Coventry Health Plan of West Virginia, Inc.
                  887 National Road
                  Wheeling, WV  26003

12.   Section 19, AFFIRMATIVE ACTION, shall be amended to read as follows:

                  "Each party hereunder is an Equal Opportunity Employer which maintains an Affirmative Action Program. The parties shall comply with Executive Order 11246, the Vietnam Era Veterans Readjustment Act of 1974, the Drug Free Workplace Act of 1988, the Vocational Rehabilitation Act and similar legislation in transactions relating to any government contract. The parties further agree to take affirmative action to ensure that applicants are employed and that employees are treated during employment without regard to their race, color, religious, creed, ancestry, national origin, sex, sexual orientation, or disability. Each party will ensure that all of its subcontractors will abide by these requirements and the requirements imposed on state contractors and subcontractor under the Contract Compliance Regulation issued by the Pennsylvania Human Relations Commission as set forth at 16 Pa. Code Chapter 49 and the applicable statutes and regulations for the State of Ohio and the State of West Virginia, each of which will be incorporated in this Agreement and those subcontracts by reference."

13.   Section 22, GOVERNING LAW, shall be amended to read as follows:

                  "This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania as it pertains to HealthAmerica Pennsylvania, Inc., the State of Ohio as it pertains to HealthAmerica Pennsylvania, Inc. d/b/a HealthAssurance HMO, and the State of West Virginia as the Agreement pertains to Coventry Health Plan of West Virginia, Inc. Any actions, lawsuit or claim brought by either party pertaining to breach, reformation or interpretation of this Agreement as it relates to HealthAmerica Pennsylvania, Inc. shall be exclusively brought in Pittsburgh, Pennsylvania."

14.   Paragraph 23, APPROVALS, shall be amended to read as follows:

                  "Notwithstanding anything else contained herein, this Agreement shall not take effect except and until all requisite regulatory approvals have been received from the Commonwealth of Pennsylvania, including but not limited to, the Pennsylvania

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                  Department of Health, the State of Ohio and the State of
                  West Virginia. The parties shall, in good faith, cooperate with each other and the respective governmental bodies for the respective states of Ohio, West Virginia and Pennsylvania in providing requested information, including but not limited to, specific documentation as deemed necessary to obtain said approvals."

15. ALL OTHER TERMS. Notwithstanding anything contained herein, all other terms of the Agreement shall remain unaltered and in full force and effect.


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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


Allegheny Health, Education          HealthAmerica Pennsylvania, Inc.
& Research Foundation


/s/ David W. McConnell               /s/ Robert A. Mayer
---------------------------          ------------------------------------
David W. McConnell                   Robert A. Mayer
Executive Vice President and         President and Chief Executive Officer
  Chief Financial Officer



                                     Coventry Corporation


                                     /s/ Robert A. Mayer
                                     ------------------------------------
                                     Robert A. Mayer
                                     Senior Vice President



                                     HealthAmerica Pennsylvania, Inc. d/b/a
                                     HealthAssurance HMO


                                     /s/ Robert A. Mayer
                                     ------------------------------------
                                     By: Robert A. Mayer
                                     Title: President and Chief Executive
                                            Officer



                                     Coventry Health Plan of West Virginia, Inc.


                                     /s/ Robert A. Mayer
                                     ------------------------------------
                                     By: Robert A. Mayer
                                     Title: President and Chief Executive
                                            Officer